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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): 11/09/2007

                               Nektar Therapeutics
             (Exact name of registrant as specified in its charter)

                         Commission File Number: 0-24006

               Delaware                                     94-3134940
    (State or other jurisdiction of                       (IRS Employer
             incorporation)                             Identification No.)

                    201 Industrial Road, San Carlos, CA 94070
          (Address of principal executive offices, including zip code)

                                 (650) 631-3100
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

      On November 9, 2007, Nektar Therapeutics ("Nektar") entered into a Termination Agreement and Mutual Release (the "Agreement") with Pfizer Inc ("Pfizer," together with Nektar, the "parties"). Under the terms of the Agreement, Nektar will receive a one-time payment of $135 million from Pfizer on or before November 16, 2007 in satisfaction of all outstanding contractual obligations under existing agreements relating to Exubera(R) and the next-generation inhaled insulin development program ("NGI"), including without limitation, the Collaborative Development and Licensing Agreement dated July 1, 1995 and all ancillary agreements relating thereto ("Pfizer Agreements"). Under the terms of the Agreement, all of the Pfizer Agreements terminate effective as of November 9, 2007.

      The Agreement includes a mutual release and customary confidentiality, non-disparagement, and alternative dispute resolution provisions. In addition, if a new marketing and development partner (the "Successor Partner") for Exubera and/or NGI is selected and is acceptable to Pfizer (after consultation with Nektar), then Pfizer will transfer all or substantially all of Pfizer's rights to Exubera and NGI to the Successor Partner (the "Transaction") pursuant to a partnership agreement with the Successor Partner (the "Successor Agreement"). Pfizer has agreed to undertake a number of activities designed to transition all remaining rights to Exubera and NGI to the Successor Partner ("Transition Assistance") until the later of (a) three months following the closing date of the Transaction or (b) such longer period of time only with respect to Transition Assistance that must be continued beyond such three-month period to meet applicable regulatory product transfer requirements to facilitate the transfer of Exubera and NGI, including but not limited to: (i) transferring all new drug applications and investigational new drug applications (and foreign equivalents) and data contained in such regulatory filings for Exubera and NGI,
(ii) continuing Food & Drug Administration mandated Exubera clinical trials,
(iii) transferring ownership of the Exubera trademark, (iv) granting any necessary residual intellectual property licenses (if any) owned or controlled by Pfizer reasonably necessary to support marketing and manufacturing activities, (v) providing for the transfer of other necessary technology and supply sources, (vi) transferring assets and inventory as necessary at 50% of value, (vii) providing for certain manufacturing activities for Exubera in Pfizer facilities, and (viii) transferring NGI clinical program activities and data generated with respect to NGI.

      If the Successor Partner is selected as described above, then Pfizer will use reasonable efforts to consummate the new partnership agreement (the "Successor Agreement") with the Successor Partner. Pfizer will not be entitled to any type of prospective economic value for Exubera or NGI in connection with the Transaction, including without limitation, any entitlement to up-front payments, milestones, royalty or other profit sharing rights with respect to Exubera or NGI; provided however, Pfizer will be entitled to reimbursement by the Successor Partner for reasonable out-of-pocket costs and incremental personnel and production costs actually incurred by Pfizer in providing Transition Assistance to the extent such costs would not have been incurred if there were no Transaction.

      In addition, during the time period in which the Successor Agreement is being negotiated, Pfizer has also agreed, subject to certain limitations, to undertake certain Exubera and NGI maintenance activities ("Maintenance Activities") at Pfizer's cost (unless otherwise noted), including but not limited to: (i) leaving Exubera on the market beyond January 16, 2008 (as previously announced by Pfizer), and if by that date there is demonstrated substantial progress toward completion of a Successor Agreement (such as a term sheet), then Pfizer will resume a reasonable level of wholesaler/mail order distribution to supply patients already on Exubera to bridge the transition to a Successor Partner, (ii) maintaining a compassionate patient access program for Exubera, (iii) continuing Phase IV clinical studies for Exubera, (iv) completing clinical study reports for certain NGI clinical studies, and (v) continuing certain other clinical studies for the NGI program, as agreed to by Pfizer and Nektar, for which Nektar would be responsible for out-of-pocket costs and incremental costs incurred by Pfizer.

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      In the event that a Successor Partner is not selected in the near-term or the Transaction is not completed promptly thereafter, then Pfizer's obligations to provide Maintenance Activities and Transition Assistance terminate in their entirety.

      The foregoing information in this report is subject to a number of risks and uncertainties including but not limited to: (i) any future value received by Nektar for Exubera and NGI depends on successfully selecting a Successor Partner and completing the Successor Agreement and concluding the Transaction in the near-term within certain specified time limitations, (ii) Nektar and Pfizer may be unable to successfully select a Successor Partner or to complete the Successor Agreement for the Transaction on a timely basis or at all, and (iii) risks and uncertainties identified in Item 1A of our Risk Factors in Nektar's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission ("SEC") on November 9, 2007.

Item 7.01 Regulation FD Disclosure.

      In connection with the Agreement described in Item 1.01 above, Nektar is also providing updated revenue guidance for the quarter and year ending December 31, 2007 and an updated projected ending cash balance at December 31, 2007. Due to the termination payment under the Agreement described in Item 1.01 above, Nektar expects to receive less revenue from Exubera in the quarter ending December 31, 2007. Nektar currently estimates total revenue to be between $39 million and $43 million for the quarter ending December 31, 2007 and between $246 million and $250 million for the year ending December 31, 2007. At December 31, 2007, Nektar currently estimates that its ending cash balance (cash and cash equivalents and short-term investments) will be between $460 million and $470 million.

      This Item 7.01 contains forward-looking statements that reflect Nektar's current estimates of revenue for the quarter and year ending December 31, 2007 and ending cash balance at December 31, 2007. These forward-looking statements involve risks and uncertainties, including but not limited to: (i) there may be required but unplanned cash expenditures in the quarter ending December 31, 2007, including possible costs relating to reduction in personnel or restructuring activities, that are not included in Nektar's current estimates of ending cash position set forth in Item 7.01, (ii) there may be lower than expected contract research and development activities in the quarter ending December 31, 2007 under Nektar's partner collaboration arrangements for which Nektar receives contract research revenue, (iii) there may be lower than expected sales by Nektar's partners for products in the quarter ending December 31, 2007, for which Nektar receives product sales and royalty revenue, and (iv) if the Successor Partner is not successfully selected, or if the Successor Agreement is not completed subject to the terms, conditions and limitations described in Item 1.01 above, or if the Successor Agreement contains less favorable terms to Nektar than the prior agreement with Pfizer, Nektar will incur significant cash and non-cash expenses and charges related to manufacturing capacity wind-down expenses, facility closures, severance and other costs relating to reduction in personnel, supplier contract liabilities and potential termination of Nektar's contract with two contract manufacturers. Other important risks and uncertainties are detailed in Nektar's reports and other filings with the SEC, including its most recent Quarterly Report on Form 10-Q filed with the SEC on November 9, 2007. Actual results could differ materially from the forward-looking statements contained in this Item 7.01. Nektar undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

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Item 9.01 Financial Statements and Exhibits.

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Exhibit No.    Description
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99.1           Press release entitled "Pfizer and Nektar Reach Agreement on
               Exubera" issued on November 13, 2007.
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                                  Signature(s)

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Nektar Therapeutics


Date: November 13, 2007                     By: /s/ Gil M. Labrucherie
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                                                Gil M. Labrucherie
                                                General Counsel